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                                                                    Exhibit 10.1
June 23, 2003


                         EMPLOYMENT AGREEMENT AMENDMENT

                               Amendment Number 2

      This Amendment Number 2 to the Employment Agreement, made as of September 1, 2002 and amended by Amendment Number 1 thereto made as of September 1, 2002 (as so amended, the "Employment Agreement"), between Hanover Direct, Inc., a Delaware corporation (the "Company"), and Thomas C. Shull ("Shull"), shall be effective as of August 3, 2003.

                              W I T N E S S E T H :

      WHEREAS, the Company and Shull entered into the Employment Agreement; and

      WHEREAS, the Company and Shull now desire to amend the Employment Agreement in certain respects.

      NOW, THEREFORE, it is agreed by and between the parties hereto to the following amendments to the Employment Agreement:

      1. The first sentence of paragraph 4(a) of the Employment Agreement is hereby amended to read as follows:

            "In consideration for providing his services as President/CEO, during the Agreement Term, Shull shall receive, in addition to the other consideration provided in this Agreement, compensation at the rate of $67,500 per month or $810,000 per annum (the "Base Compensation"), payable in accordance with the Company's normal payroll policies; provided, however, that for purposes of the 2002 Management Incentive Plan referred to in Exhibit 1, and the 2003 Management Incentive Plan, if any, Shull's annual Base Compensation shall be deemed to be $600,000 through March 31, 2003; and, provided, further, however, that solely for purposes of (1) Sections 2.9(ii) and 5.1(i) of the Hanover Direct, Inc. Eighteen Month Key Executive Compensation Continuation Plan effective as of April 25, 2001, as amended, (2) clause (ii) of the definition of "For Good Reason" contained in Section 5 of this Agreement, and (3) the Transaction Bonus Agreement between the Company and Shull dated May 14, 2001 as amended September 1, 2002, Shull's Base Compensation (therein referred to as annualized base salary or base pay) shall be equal to the higher of Shull's Base Compensation
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            (or annualized base salary or base pay) at the time of the Change of
            Control and Shull's Base Compensation on August 2, 2003 ( which was $900,000)."

      2. Shull acknowledges that he is aware of and consents to the changes to the Company's vacation and merchandise discount policies recently published or to be published Company-wide, which constitute part of his employee benefits.

      3. Except as hereunder provided, the Employment Agreement shall remain in full force and effect without further modification.

      IN WITNESS WHEREOF, the Company and Shull have executed this Amendment Number 2 as of June 23, 2003.

                                    HANOVER DIRECT, INC.

                                    By: /s/ Brian C. Harriss
                                        ----------------------------------
                                        Name: Brian C. Harriss
                                        Title: EVP, HR & Legal



                                    /s/ Thomas C. Shull
                                    --------------------------------
                                    THOMAS C. SHULL